UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Amendment of the Zimmer Holdings, Inc. Executive Performance Incentive Plan

At the annual meeting of stockholders of Zimmer Holdings, Inc. (the “Company”) held on May 7, 2013 (the “2013 annual meeting”), the Company’s stockholders approved the amended Zimmer Holdings, Inc. Executive Performance Incentive Plan (the “EPIP”). Under Section 162(m) of the Internal Revenue Code of 1986, as amended, stockholders must approve the material terms of the EPIP at least every five years. The amended EPIP was approved by the Company’s Board of Directors on February 22, 2013, subject to stockholder approval, and became effective following such approval at the 2013 annual meeting.

The EPIP is the plan the Company has used since 2001 to create annual cash incentive opportunities for key executives, including the Company’s named executive officers, tied to achievement of goals set for objective performance measures. Prior to the 2013 annual meeting, the EPIP had most recently been approved by stockholders in 2008. With the exception of two new performance measures (quality measures and regulatory compliance measures), clarification of several definitions and extension of the term to May 31, 2020, the amended EPIP approved by stockholders at the 2013 annual meeting is substantially the same as the version approved in 2008.

A more complete description of the terms of the amended EPIP can be found in “Proposal No. 4—Approval of the Amended Zimmer Holdings, Inc. Executive Performance Incentive Plan” (pages 15 through 17) in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2013 (the “2013 definitive proxy statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the Company’s 2013 definitive proxy statement are qualified in their entirety by reference to the full text of the amended EPIP, a copy of which is filed as Exhibit 10.1 to this report.

Amendment of the Zimmer Holdings, Inc. 2009 Stock Incentive Plan

At the 2013 annual meeting, the Company’s stockholders approved the amended Zimmer Holdings, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). The amended 2009 Plan was approved by the Company’s Board of Directors on February 22, 2013, subject to stockholder approval, and became effective following such approval at the 2013 annual meeting.

The material amendments to the 2009 Plan include the following:

•	the number of shares available for issuance pursuant to awards under the plan was increased by 3.7 million;

•	the ratio by which full value awards count against the share reserve was increased from 2:1 to 2.37:1; and

•	the term of the plan was extended to May 31, 2020.

A more complete description of the terms of the amended 2009 Plan can be found in “Proposal No. 5—Approval of the Amended Zimmer Holdings, Inc. 2009 Stock Incentive Plan” (pages 18 through 23) in the Company’s 2013 definitive proxy statement, which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the Company’s 2013 definitive proxy statement are qualified in their entirety by reference to the full text of the amended 2009 Plan, a copy of which is filed as Exhibit 10.2 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 7, 2013. Stockholders took the following actions:

•	elected nine (9) directors for one-year terms ending at the 2014 annual meeting of stockholders (Proposal No. 1);

•	approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement (Proposal No. 2);

•	ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013 (Proposal No. 3);

•	approved the amended EPIP (Proposal No. 4); and

•	approved the amended 2009 Plan (Proposal No. 5).

The vote tabulation for each proposal follows:

Proposal No. 1 – Election of Directors

Nominee	For	Against	Abstained	Broker Non-Votes
Christopher B. Begley	123,717,786	491,669	1,081,821	15,011,943
Betsy J. Bernard	122,643,358	971,522	1,676,396	15,011,943
Gail K. Boudreaux	123,110,252	1,122,842	1,058,182	15,011,943
David C. Dvorak	123,878,118	309,141	1,104,017	15,011,943
Larry C. Glasscock	122,608,130	984,631	1,698,515	15,011,943
Robert A. Hagemann	123,296,959	293,314	1,701,003	15,011,943
Arthur J. Higgins	122,651,536	943,442	1,696,298	15,011,943
John L. McGoldrick	122,779,860	818,725	1,692,691	15,011,943
Cecil B. Pickett, Ph.D.	122,672,627	929,991	1,688,658	15,011,943

Proposal No. 2 – Advisory Vote on Executive Compensation

For	Against	Abstained	Broker Non-Votes
119,570,308	3,681,373	2,039,595	15,011,943

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-Votes
138,214,227	966,081	1,122,911	0

Proposal No. 4 – Approval of the Amended EPIP

For	Against	Abstained	Broker Non-Votes
120,574,360	3,396,320	1,320,596	15,011,943

Proposal No. 5 – Approval of the Amended 2009 Plan

For	Against	Abstained	Broker Non-Votes
108,205,266	15,786,530	1,299,480	15,011,943

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Zimmer Holdings, Inc. Executive Performance Incentive Plan (as Amended May 7, 2013)

10.2	Zimmer Holdings, Inc. 2009 Stock Incentive Plan (as Amended May 7, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2013

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Zimmer Holdings, Inc. Executive Performance Incentive Plan (as Amended May 7, 2013)

10.2	Zimmer Holdings, Inc. 2009 Stock Incentive Plan (as Amended May 7, 2013)